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                                                                    Exhibit 99.1

[CURAGEN LOGO APPEARS HERE]                          [ABGENIX LOGO APPEARS HERE]
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Contacts:    Abgenix:                              CuraGen Corporation:
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             Ami Knoefler                          Mark R. Vincent
             1-510-284-6350                        1-888-GENOMICS
             www.abgenix.com                       www.curagen.com
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FOR IMMEDIATE RELEASE
---------------------

     CuraGen and Abgenix Announce Progress in Antibody Alliance and Sign New
                       Agreement for Antibody Production

          - CuraGen Selects Fully-Human Monoclonal Antibody CR002 as a Candidate for Treating Kidney Disease -

    - Abgenix to Manufacture CR002 in its New Antibody Production Facility -

New Haven, CT and Fremont, CA - January 9, 2003 - CuraGen Corporation (NASDAQ:
CRGN), a genomics-based pharmaceutical company, and Abgenix, Inc. (NASDAQ:
ABGX), a biopharmaceutical company focused on antibody therapeutics, today announced new developments in their ongoing antibody discovery and development alliance. CuraGen and Abgenix scientists have successfully developed a fully human monoclonal antibody (CR002) that is being investigated as a treatment for IgA nephropathy, a form of glomerulonephritis (kidney inflammation) that may lead to renal failure and the need for dialysis treatments. CuraGen has selected this antibody drug candidate for development and has the right to develop this candidate across all disease areas. In addition, CuraGen is further exploring the utility of this antibody as a treatment for other forms of glomerulonephritis, including nephritis associated with systemic lupus erythematosus (SLE) and diabetic nephropathy.

As part of an expansion of the Abgenix and CuraGen antibody drug discovery and development alliance, Abgenix and CuraGen have signed a new agreement under which Abgenix will manufacture CuraGen's CR002 antibody in Abgenix's recently completed antibody production facility. Abgenix also has the right of first offer to manufacture additional antibodies stemming from this alliance. Currently, Abgenix and CuraGen have generated families of fully human monoclonal antibodies against 28 of CuraGen's antibody drug targets.

"Fully human monoclonal antibodies are highly selective treatments that have the ability to attack disease at the underlying mechanistic level, thereby enabling physicians to address previously unmet medical needs. Identifying important unmet medical needs and defining a clear path for clinical development and approval are decisive factors in selecting which of CuraGen's potential therapeutics to advance further into downstream development. We believe that our CR002 antibody clearly meets these standards and is representative of the antibody pipeline currently under development at CuraGen," stated Timothy Shannon, M.D., Chief Medical Officer for CuraGen Corporation.

"Manufacturing protein and antibody-based therapeutics requires specialized facilities and expertise. Abgenix has invested significantly in this area as part of our strategy to build an integrated antibody development platform that includes state of the art manufacturing capabilities. We are pleased to have the opportunity to manufacture this antibody on behalf of CuraGen in our new, flexibly designed production facility," stated Raymond M. Withy, Ph.D., President and Chief Executive Officer of Abgenix. "This agreement also marks an important milestone, as CuraGen becomes the first of our strategic partners to access these new, integrated antibody production capabilities."

                                    - MORE -

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CuraGen's CR002 is a fully human monoclonal antibody that specifically recognizes and blocks the active form of PDGF-D, a naturally occurring protein and potent stimulator of mesangial cell growth, which is an underlying cause of glomerulonephritis. Developing a fully human antibody that blocks the PDGF-D protein and prevents mesangial cell growth is an important step towards creating a therapeutic to address the molecular basis of this disease.

The CR002 antibody may also be used to develop a diagnostic test to accompany the antibody therapeutic. Measuring levels of PDGF-D in the bloodstream may enable physicians to more accurately determine if mesangial cell growth is the underlying cause of glomerulonephritis. By developing a diagnostic test in conjunction with the antibody therapeutic, physicians can use such a test to diagnose the disease with greater certainty and identify those specific patients that would benefit the most from receiving the antibody therapeutic. Producing pharmaceuticals in conjunction with appropriate diagnostic tools is an important step toward developing safer, more effective drugs to treat the most appropriate patients.

IgA nephropathy, systemic lupus erythematosus (SLE) nephropathy, and diabetic nephropathy are believed to affect approximately 10 million patients worldwide. Patients can suffer from various degrees of glomerulonephritis that range from needing little or no disease therapy to medical emergencies requiring urgent diagnosis and therapeutic intervention. Severe glomerulonephritis can be painful, affects a patient's quality of life, and can lead to dialysis, renal failure, and may ultimately lead to kidney transplantation. Currently, there is no adequate treatment for glomerulonephritis and most existing approaches are focused on reducing inflammation and managing the pain associated with the disease.

About Abgenix, Inc.
Abgenix is a biopharmaceutical company focused on the development and commercialization of human therapeutic antibodies. The company's technology platform, which includes XenoMouse(R) and XenoMax(TM) technologies, enables the rapid generation and selection of high affinity, fully human antibody product candidates to a variety of disease targets. Abgenix leverages its leadership position in human antibody technology by building a diversified product portfolio through the development of its own internal proprietary products and through the establishment of licensing arrangements with multiple pharmaceutical, biotechnology and genomics companies. For more information on Abgenix, visit the company's website at www.abgenix.com.

About CuraGen Corporation
CuraGen Corporation (NASDAQ: CRGN) is a genomics-based pharmaceutical company. CuraGen's integrated, functional genomic technologies and Internet-based bioinformatic systems are designed to generate comprehensive information about genes, human genetic variations, gene expression, protein interactions, protein pathways, and potential drugs that affect these pathways. The Company is applying its industrialized genomic technologies, informatics, and validation technologies to develop protein, antibody, and small molecule therapeutics to treat obesity and diabetes, cancer, inflammatory diseases, and central nervous system (CNS) disorders. CuraGen is headquartered in New Haven, CT and additional information is available at www.curagen.com.

This press release may contain forward-looking statements including statements about identifying important unmet medical needs and defining a clear path for clinical development and approval which are decisive factors in selecting which of CuraGen's potential therapeutics to advance further into downstream development, and CuraGen's CR002 antibody clearly meeting these standards and being representative of the antibody pipeline currently under development at CuraGen. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. CuraGen cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: CuraGen's expectation that it will incur operating losses in the near future, the early stage of development of CuraGen's products and technologies, uncertainties related to preclinical and clinical

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testing and trials, uncertainties and adverse results relating to CuraGen's ability to obtain regulatory approval for its products in development, uncertainties surrounding the availability of additional funding, CuraGen's reliance on research collaborations and strategic alliances, the actions of competitors, the development of competing technologies, CuraGen's ability to protect its patents and proprietary rights, patent infringement actions and uncertainties relating to commercialization rights. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for a description of these risks. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements made in this press release about Abgenix' technologies, product development activities, collaborative arrangements and manufacturing activities, other than statements of historical fact, and about its projected financial results, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of clinical trials, the progress of research and product development programs, product manufacturing, the regulatory approval process, competitive products, future capital requirements and the extent and breadth of Abgenix' patent portfolio. Please see Abgenix' public filings with the Securities and Exchange Commission for information about risks that may affect Abgenix.

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